UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023 (April 27, 2023)

Progressive Care Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

400 Ansin Blvd., Suite A

Hallandale Beach, FL 33009

(Address of Principal Executive Offices) (Zip Code)

(305) 760-2053

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On April 27, 2023, Progressive Care Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) disclosing that on April 21, 2023, the Company engaged CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm (“Firm”) for the year ending December 31, 2023, and interim periods, following approval of the audit committee of the board of directors of the Company. This amendment to the Initial Form 8-K supplements the Initial Form 8-K to include a letter from CohnReznick, whereby CohnReznick agrees to the statement regarding the Firm in the Initial Form 8-K filing dated April 27, 2023. The consent letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

No other amendments are being made to the Initial Form 8-K. This Current Report on Form 8-K/A should be read in conjunction with the Initial Form 8-K dated April 27, 2023, which provides a more complete description of the engagement.

Item 4.01. Changes in Registrant’s Certifying Accountant.

We provided CohnReznick with the disclosures under Item 4.01 filed on April 27, 2023 and requested CohnReznick to furnish us with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements made by us in such Item 4.01and, if not, stating the respects in which it does not agree. A copy of CohnReznick’s letter dated May 9, 2023, is filed as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from CohnReznick LLP, dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Progressive Care Inc.

By	/s/ Charles M. Fernandez
Name:	Charles M. Fernandez
Title:	Chief Executive Officer

Date: May 10, 2023